Exhibit 10.6

JOINDER, CONSENT AND FIRST AMENDMENT TO CREDIT AGREEMENT

This Joinder, Consent and First Amendment to Credit Agreement (this “Amendment”) is made as of August 10, 2011, by and among:

DSW INC., an Ohio corporation (“DSW”), and DSW SHOE WAREHOUSE, INC., a Missouri corporation (individually, a “Borrower”, and collectively, the “Borrowers”);

the Persons named on Schedule I hereto (individually, an “Existing Guarantor”, and collectively, the “Existing Guarantors”);

DSW MS LLC, an Ohio limited liability company (“DSW MS”) (the “New Guarantor”, and together with the Existing Guarantors, individually, a “Guarantor”, and collectively, the “Guarantors”; the Guarantors, together with the Borrowers, are hereinafter referred to individually as a “Loan Party”, and collectively as the “Loan Parties”);

the LENDERS party hereto; and

PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”);

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, reference is made to that certain Credit Agreement, dated as of June 30, 2010 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among the Borrowers, the Existing Guarantors, the Lenders and the Administrative Agent;

WHEREAS, the Borrowers have advised the Agent and the Lenders that DSW has formed DSW MS as a wholly-owned Subsidiary of DSW and has consummated the Acquisition described in that certain confidential side letter dated as of June 30, 2010 (as amended, restated, supplemented or otherwise modified and in effect from time to time (including pursuant to that certain letter agreement dated as of February 3, 2011), the “Side Letter”) by and among the Borrowers, the Existing Guarantors and the Administrative Agent, and as a result of such Acquisition, DSW MS is the sole shareholder of each of the Subsidiaries identified on Schedule II annexed hereto;

WHEREAS, pursuant to the Credit Agreement and the Side Letter, the Borrowers are required to cause DSW MS and its Subsidiaries to join the Loan Documents as Guarantors thereunder;

WHEREAS, the New Guarantor shall receive direct and indirect benefits from the Lenders’ providing loans and other financial accommodations to the Borrowers under the Loan Documents;

WHEREAS, the New Guarantor desires to join the Credit Agreement and the other Loan Documents;

WHEREAS, the Loan Parties desire to repay in full the Indebtedness owing under the PIES (as defined in the Side Letter) or otherwise settle the PIES in accordance with the terms thereof and to make a dividend to the shareholders of DSW in connection therewith, and have requested that the Administrative Agent and the Required Lenders consent to such dividend, subject to the terms and conditions set forth herein;

WHEREAS, in connection with the foregoing, the Loan Parties, the Required Lenders and the Administrative Agent desire to amend certain provisions of the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	Defined Terms. Capitalized terms used in this Amendment shall have the respective meanings assigned to such terms in Credit Agreement unless otherwise defined herein.

2.	Joinder to Loan Documents.

(a)
Joinder.  The New Guarantor hereby becomes a Guarantor under the terms of the Credit Agreement and in consideration of the value of the synergistic and other benefits received by the New Guarantor as a result of being or becoming affiliated with the Borrowers and the Guarantors, the New Guarantor hereby agrees that effective as of the date hereof it hereby is, and shall be deemed to be, and assumes the Obligations of, a "Loan Party" and a "Guarantor", jointly and severally under the Credit Agreement, a "Guarantor," jointly and severally with the existing Guarantors under the Guaranty, a "Debtor" jointly and severally under the Security Agreement and a Loan Party or Guarantor, as the case may be, under each of the other Loan Documents to which the Loan Parties or Guarantors are a party; and, the New Guarantor hereby agrees that from the date hereof and so long as any Loan or any Commitment of any Lender shall remain outstanding and until the indefeasible payment in full in cash of the Secured Obligations, expiration or termination of all Letters of Credit (or with respect to any undrawn Letters of Credit, the full Cash Collateralization thereof or the supporting thereof by another letter of credit from an issuing bank and on terms satisfactory to the Issuing Lender and the Administrative Agent), and the payment and performance of all other Obligations of the Loan Parties under the Loan Documents, the New Guarantor shall perform, comply with, and be subject to and bound by each of the terms and provisions of the Credit Agreement, Guaranty, Security Agreement and each of the other Loan Documents jointly and severally with the existing parties thereto.  Without limiting the generality of the foregoing, the New Guarantor hereby represents and warrants that (i) each of the representations and warranties set forth in Section 5 of the Credit Agreement applicable to a Loan Party is true and correct as to the New Guarantor on and as of the date hereof (other than representations and warranties that relate solely to an earlier date) and (ii) the New Guarantor has heretofore received a true and correct copy of the Credit Agreement, Guaranty, Security Agreement and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) in effect on the date hereof.

(b)
Ratification.  The New Guarantor hereby makes, affirms, and ratifies in favor of the Administrative Agent and the other Secured Parties the Credit Agreement, Guaranty, Security Agreement and each of the other Loan Documents given by the Guarantors to the Administrative Agent or any of the other Secured Parties, and to the extent that any changes in any representations, warranties, and covenants require any amendments to the schedules of any of such Loan Documents as a result of DSW’s acquisition of the New Guarantor or the joinder of the New Guarantor to the Loan Documents, such schedules are hereby updated, as evidenced by any supplemental schedules (if any) annexed to this Amendment in Exhibit A.

(c)
Grant of Security Interest.  Without limiting the foregoing, as security for the due and punctual payment and performance of the Secured Obligations in full, the New Guarantor hereby agrees that the Secured Parties shall have, and the New Guarantor hereby grants to and creates in favor of the Administrative Agent for the benefit of itself and the other Secured Parties (as defined in the Security Agreement), a continuing first priority Lien on, and security interest under the UCC in and to, the Collateral (as defined in the Security Agreement) subject only to Permitted Liens having priority by operation of Law.

(d)
Further Assurances.  The New Guarantor further agrees that with respect to each item of Collateral as to which (i) the creation of a valid and enforceable security interest is not governed exclusively by the UCC or (ii) the perfection of a valid and enforceable first priority security interest therein under the UCC cannot be accomplished either by (a) the Administrative Agent taking possession thereof, (b) the Administrative Agent’s having “control”  (as defined in the UCC) thereof, or (c) by the filing in appropriate locations of appropriate UCC financing statements executed by the New Guarantor, the New Guarantor will at its expense execute and deliver to the Administrative Agent and hereby does authorize the Administrative Agent to execute and file such documents, agreements, notices, assignments and instruments and take such further actions as may be reasonably requested by the Administrative Agent from time to time for the purpose of creating, protecting and preserving a valid and perfected first priority Lien on such item, subject only to Permitted Liens having priority by operation of Law, enforceable against the New Guarantor to secure the Secured Obligations.  In furtherance of the foregoing, the New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Joinder and the other Loan Documents.

3.	Amendments to Credit Agreement.

(a)	The provisions of Section 1.1 of the Credit Agreement [Certain Definitions] are hereby amended by adding the following definitions thereto in appropriate alphabetical order:

“First Amendment Effective Date means August 10, 2011.”

“Immaterial Subsidiaries means, individually, Retail Ventures Services, Inc., an Ohio corporation, Retail Ventures Licensing, Inc., a Delaware corporation, Retail Ventures Imports, Inc., an Ohio corporation, and Carlyn Advertising Agency, Inc., an Ohio corporation, and collectively, all of the foregoing.”

“PIES Repayment has the meaning assigned to such term in that certain Joinder, Consent and First Amendment dated as of August 10, 2011 by and among the Borrowers, the Guarantors, the Administrative Agent and the Required Lenders.”

(b)	The provisions of Section 5.1 of the Credit Agreement [Representations and Warranties] are hereby amended by adding the following new Section 5.1.18 [Immaterial Subsidiaries] at the end thereof:

“5.1.18   Immaterial Subsidiaries.  None of the Immaterial Subsidiaries (i) has any business operations other than as conducted as of the First Amendment Effective Date and those reasonably incidental thereto (all of such operations being de minimis in nature), or (ii) owns any assets other than those that are de minimis in value.”

(c)	The provisions of Section 7 of the Credit Agreement [Covenants] are hereby amended as follows:

(i)	By amending Section 7.2.4 [Loans and Investments] as follows:

(1)
by inserting the phrase “(in each case, other than, except as provided in clause (viii) below, to or in an Immaterial Subsidiary)” immediately preceding the semi-colon appearing prior to clause (i) thereof;

(2)	by deleting the word “and” at the end of clause (vii) thereof, re-lettering clause (viii) as clause (x) and inserting the following new clauses (viii) and (xi) therein:

“(viii)           loans, advances and investments in the Immaterial Subsidiaries, in an amount not to exceed $5,000,000 in the aggregate at any time outstanding, for the purposes of maintaining the Immaterial Subsidiaries’ good standing, filing of tax returns on behalf of the Immaterial Subsidiaries, payment of taxes on behalf of the Immaterial Subsidiaries and other general corporate purposes of the Immaterial Subsidiaries not involving active operations;

(ix)           within sixty (60) days following the First Amendment Effective Date, investments in the form of a capital contribution by DSW in DSW MS LLC in connection with the PIES Repayment, provided that (x) to the extent not transferred to the holders of the PIES in connection with the PIES Repayment, DSW MS LLC shall transfer to DSW the issued and outstanding equity interests owned by DSW MS LLC in DSW contemporaneously with such investment, and (y) the aggregate amount of such investment shall not exceed the amount, when combined with such portion of the PIES Repayment paid in the form of the issuance of equity interests of DSW, necessary to satisfy the PIES Repayment in full; and”

(ii)	By amending Section 7.2.5 [Dividends and Related Distributions] as follows:

(1)	by deleting the proviso from clause (ii) thereof and substituting the following proviso in its stead:

“provided that prior to and after giving effect to the making of such dividend or other distribution, no Trigger Event Election or Event of Default shall have occurred and the Borrowers shall have on hand the Minimum Cash Requirement.”

(2)	by adding the following clauses (iii) and (vi) at the end thereof:

“(iii) substantially contemporaneously with the PIES Repayment, dividends or other distributions in an aggregate amount not to exceed the difference (if a positive number) between (a) $190,000,000, and (b) such portion of the PIES Repayment paid in cash; and

(iv) to the extent constituting a dividend, distribution, share repurchase, share redemption or retirement, the investment described in clause (viii) of Section 7.2.4 [Loans and Investments].”

(iii)
By amending Section 7.2.7 [Dispositions of Assets or Subsidiaries] by inserting the phrase “(in each case, other than to or with an Immaterial Subsidiary)” immediately preceding the semi-colon appearing prior to clause (i) thereof; and

(iv)	By deleting Section 7.2.8 [Affiliate Transactions] in its entirety and substituting the following new Section 7.2.8 [Affiliate Transactions] in its stead:

“7.2.8  Affiliate Transactions.  Except as disclosed on Schedule 7.2.8 or as permitted pursuant to clause (viii) of Section 7.2.4 [Loans and Investments], each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction with any Immaterial Subsidiary or any Affiliate of any Loan Party (including purchasing property or services from or selling property or services to any Immaterial Subsidiary or any Affiliate of any Loan Party or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Administrative Agent and is in accordance with all applicable Law.”

(v)	By amending Section 7.2.14 [Capital Expenditures] by deleting the number “$75,000,000” in its entirety therefrom and substituting in its stead the number “$100,000,000”.

(vi)	By adding the following new Section 7.2.19 [Immaterial Subsidiaries] at the end thereof:

“7.2.19  Immaterial Subsidiaries.  The Immaterial Subsidiaries shall not engage in any business operations other than those operations being conducted as of the First Amendment Effective Date and any operations reasonably incidental thereto (including any dissolution or winding up of any such Immaterial Subsidiary) or acquire any assets unless prior thereto, such Immaterial Subsidiaries shall have joined the Loan Documents in accordance with the provisions of Section 7.2.9 [Subsidiaries, Partnerships and Joint Ventures].”

4.
PIES Repayment.  The Borrowers have advised the Administrative Agent and the Lenders that they desire to repay the Indebtedness consisting of the PIES (as defined in the Side Letter) on or prior to September 15, 2011 in an amount not to exceed $190,000,000 (the “PIES Repayment”), such repayment to consist of a cash payment or the issuance of equity interests.  Such PIES Repayment is permitted pursuant to Section 7 of the Side Letter subject to the satisfaction of the conditions described therein.  The Borrowers acknowledge and agree that the Borrowers shall deliver to the Administrative Agent, contemporaneously with the PIES Repayment, a certificate in form and substance reasonably satisfactory to the Administrative Agent and duly executed by an Authorized Officer of each Borrower, certifying to the Administrative Agent and the Lenders that as of the date of the PIES Repayment, (i) the Borrowers have maintained the Minimum Cash Requirement, and (ii) no Event of Default or Trigger Event has occurred and is continuing or would result from the PIES Repayment.

5.
Consent regarding Immaterial Subsidiaries.  The Borrowers have requested that the Administrative Agent and the Lenders refrain from requiring that (i) the Immaterial Subsidiaries join the Loan Documents as Loan Parties thereunder, and (ii) the New Guarantor grant to the Administrative Agent Administrative Agent for the benefit of itself and the other Secured Parties a continuing first priority Lien on the equity interests owned by the New Guarantor in each of the Immaterial Subsidiaries.  Subject to the satisfaction of the conditions precedent set forth in Section 7 hereof, the Administrative Agent and the Lenders hereby consent and affirm that, except as provided in Section 7.2.19 of the Credit Agreement [Immaterial Subsidiaries], (i) the Immaterial Subsidiaries shall not be required to join the Loan Documents as Loan Parties thereunder, and (ii) the New Guarantor shall not be required to grant to the Administrative Agent Administrative Agent for the benefit of itself and the other Secured Parties, a continuing first priority Lien on the equity interests owned by the New Guarantor in each of the Immaterial Subsidiaries. The consent provided in this Section 5 shall in no way constitute a modification or waiver of any of the Administrative Agent’s, the Lenders’ or the Issuing Bank’s rights, or any Loan Party’s obligations, under the Credit Agreement, the Side Letter or any other Loan Documents, each of which (as expressly modified in this Amendment) remains in full force and effect.  It is hereby agreed to and understood by the parties that this consent is a one-time consent related to the Immaterial Subsidiaries and is not an amendment to the Credit Agreement with respect to any other obligation to cause other Subsidiaries to join the Loan Documents or to grant Liens on equity interests on any other occasion, nor is it a waiver of any Potential Default or Event of Default now existing or hereafter arising under the Credit Agreement.

6.
Ratification of Loan Documents.  Except as otherwise expressly provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect.  The Loan Parties hereby ratify, confirm, and reaffirm that all representations and warranties of the Loan Parties contained in the Credit Agreement and each other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties (1) relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date, or (2) are modified by “materiality” or “Material Adverse Change” or words of similar import, in which case they are true and correct in all such respects.  The Guarantors hereby acknowledge, confirm and agree that the Guarantied Obligations of the Guarantors under, and as defined in, the Guaranty include, without limitation, all Obligations of the Loan Parties at any time and from time to time outstanding under the Credit Agreement and the other Loan Documents, as such Obligations have been amended pursuant to this Amendment.  The Loan Parties hereby acknowledge, confirm and agree that the Collateral Documents and any and all Collateral previously pledged to the Administrative Agent, for the benefit of the Secured Parties (as defined in the Security Agreement), pursuant thereto, shall continue to secure all applicable Obligations of the Loan Parties at any time and from time to time outstanding under the Credit Agreement and the other Loan Documents.

7.	Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Administrative Agent:

(a)	The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by each of the parties hereto.

(b)
All action on the part of the Loan Parties (including, without limitation, the New Guarantor) necessary for the valid execution, delivery and performance by the Loan Parties of this Amendment and the documents, instruments and agreements to be executed in connection herewith shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

(c)	The New Guarantor shall each have delivered the following to the Administrative Agent, in form and substance reasonably satisfactory to the Agents:

(i)	Copies of the New Guarantor’s certificate of articles of organization, (including any provisions or resolutions relating to capital stock), operating agreement or other organizational documents.

(ii)
Certificates of resolutions or other action, incumbency certificates and/or other certificates of Authorized Officers of the New Guarantor evidencing (A) the authority of the New Guarantor to enter into this Amendment and the other Loan Documents to which the New Guarantor is a party or is to be a party and (B) the identity, authority and capacity of each Authorized Officer thereof authorized to act as a Authorized Officer in connection with this Amendment and the other Loan Documents to which the New Guarantor is a party or is to be a party.

(iii)	Certificate of Full Force and Effect issued by the Secretary of the State of such New Domestic Guarantor’s incorporation or organization.

(iv)	A Perfection Certificate substantially in the form delivered to the Administrative Agent on the Closing Date.

(v)
Any Collateral Documents or amendments thereto necessary to evidence and/or perfect the pledge by the holder of the equity interests in the New Guarantor of such equity interests in favor of the Administrative Agent, as security for the Obligations, in each case in form and substance satisfactory to the Administrative Agent and duly executed by the parties thereto.

(vi)
Evidence that all insurance as to the New Guarantor required to be maintained pursuant to the Loan Documents (including, without limitation, Section 7.1.3 of the Credit Agreement [Maintenance of Insurance]) in favor of the Administrative Agent required under the Loan Documents have been obtained and are in effect.

(vii)	Execution and delivery by the New Guarantor of the following Loan Documents:

(1)
All applicable Collateral Documents necessary or advisable to create in favor of the Administrative Agent valid, enforceable and perfected first priority Liens in the Collateral, including, without limitation, Blocked Account Agreements; and

(2)
Such other documents and agreements as the Administrative Agent may reasonably require in order to carry out the terms and conditions of the Credit Agreement, this Amendment and the other Loan Documents.

(d)
The Administrative Agent shall have received all documents and instruments, including UCC financing statements, required by applicable Law or reasonably requested by the Agent to create or perfect the Liens intended to be created under any Collateral Document and all such documents and instruments shall have been so filed, registered or recorded to the reasonable satisfaction of the Administrative Agent.

(e)
The Loan Parties shall have paid in full (i) all expenses invoiced to the Borrowers in connection with the preparation, negotiation, execution and delivery of this Amendment and related documents, and (ii) any other outstanding fees and expenses invoiced and due and owing and required to be paid under Section 10.3.1 of the Credit Agreement [Costs and Expenses].

(f)	The Loan Parties shall have executed and delivered to the Administrative Agent such additional documents, instruments, and agreements as the Administrative Agent may reasonably request.

8.	Representations and Warranties.

(a)
The execution, delivery and performance by each Loan Party of this Amendment and the performance of each Loan Party’s obligations hereunder have been duly authorized by all necessary corporate or other organizational action, do not and shall not: (i) contravene the terms of any of such Person's organizational documents; (ii) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (x) any material contract, document, or agreement to which such Person is a party or any material Indebtedness to which such Person is a party, or affecting such Person or the properties of such Person or any of its Subsidiaries, in each case in any material respect, or (y) any order, injunction, writ or decree of any Official Body or any arbitral award to which such Person or its property is subject; (iii) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Administrative Agent under the Collateral Documents); or (iv) violate any Law.

(b)
This Amendment has been duly executed and delivered by each Loan Party.  This Amendment constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, subject to the Bankruptcy Code.

(c)	After giving effect to this Amendment, no Potential Default or Event of Default has occurred and is continuing.

9.	Miscellaneous.

(a)
Each of the Loan Parties hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Agents, the other Secured Parties, or their respective parents, affiliates, predecessors, successors, or assigns, or their officers, directors, employees, attorneys, or representatives, with respect to the Obligations, and that if any of the Loan Parties now has, or ever did have, any offsets, defenses, claims, or counterclaims against such Persons, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and each of the Loan Parties hereby RELEASES such Persons from any liability therefor.

(b)
This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Amendment, the Credit Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment.

(c)
The provisions of this Amendment are intended to be severable.  If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

(d)
The Loan Parties represent and warrant that they have consulted with independent legal counsel of their selection in connection with this Amendment and are not relying on any representations or warranties of the Administrative Agent or any other Secured Party or their respective counsel in entering into this Amendment.

(e)	This Amendment shall be deemed to be a contract under the Laws of the State of Ohio without regard to its conflict of laws principles.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have hereunto caused this Amendment to be executed and their seals to be hereto affixed as of the date first above written.

DSW INC., as a Borrower

By:	/s/Kurt Gatterdam
Name:	Kurt Gatterdam
Title:	VP, Treasurer

DSW SHOE WAREHOUSE, INC., as a Borrower

By:	/s/Kurt Gatterdam
Name:	Kurt Gatterdam
Title:	VP, Treasurer

ETAILDIRECT LLC, as an Existing Guarantor

By:	/s/Kurt Gatterdam
Name:	Kurt Gatterdam
Title:	VP, Treasurer

BRAND CARD SERVICES LLC, as an Existing Guarantor

By:	/s/Kurt Gatterdam
Name:	Kurt Gatterdam
Title:	VP, Treasurer

DSW INFORMATION TECHNOLOGY LLC, as an Existing Guarantor

By:	/s/Kurt Gatterdam
Name:	Kurt Gatterdam
Title:	VP, Treasurer

MINT STUDIO LLC, as an Existing Guarantor

By:	/s/Kurt Gatterdam
Name:	Kurt Gatterdam
Title:	VP, Treasurer

DSW MS LLC, as a New Guarantor

By:	/s/Kurt Gatterdam
Name:	Kurt Gatterdam
Title:	VP, Treasure

List of Omitted Schedules and Exhibits

Pursuant to Item 601(b)(2) of Regulation S-K, the following schedules and exhibits to this Joinder, Consent and First Amendment to Credit Agreement, have not been provided herein:

Schedules
Schedule I. Existing Guarantors
Schedule II. Subsidiaries of New Guarantor

Exhibits
Exhibit A. Updated Schedules to Loan Documents

The registrant agrees to supplementally furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.